Exhibit 10.14


                                  CERTIFICATE
                  (Assignment of Undivided Interest in Claim)

     Whereas FirstPlus Financial Group, Inc. ("FPFG") entered into that certain Lease Amendment dated on or about December 31, 1999 with Leperq Corporate Income Fund L.P. ("Leperq");

     Whereas FPFG timely filed an unsecured proof of claim in an amount in excess of $130,000,000.00 (the "Proof of Claim") in the bankruptcy proceeding of FirstPlus Financial, Inc. ("Inc.");

     Whereas the basis of liability asserted in the Proof of Claim was, inter alia, the advance of funds by FPFG to Inc. prior to the date of the filing of the Inc. bankruptcy proceeding (the "Intercompany Claim");

     Whereas on April 10, 2000 the United States Bankruptcy Court confirmed Inc.'s Modified Third Amended Plan of Reorganization (the "Plan");(1)

     Whereas pursuant to the Plan the Intercompany Claim was allowed as a Class 4 General Unsecured Claim in an amount equal to the total remaining balance of Class 4 Allowed General Unsecured Claims held by Electing Creditors after application of their pro rata share of the Existing Estate Cash and WIB Note Cash, however, the Allowed Amount of the FPFG Intercompany Claim shall in no event be less than $50,000,000.00;

     Whereas pursuant to the Plan the Intercompany Claim could, in certain instances, be greater that $50,000,000.00 depending on the application of the formula described in the preceding recital paragraph;

     Whereas the pursuant to the Plan the Intercompany Claim is, as is the case with respect to all Class 4 Allowed General Unsecured Claims, entitled to accrue simple interest at eight and one-half percent (8.5%) per annum until paid in full;

     Whereas pursuant to the Lease Amendment FPFG agreed to assign to Leperq an undivided interest in the Intercompany Claim of $3,800,000.00 to the extent such Intercompany Claim is in the amount of $50,000,000.00 and in a proportionately increased amount to the extent the Intercompany Claim exceeds $50,000,000.00;

     Whereas FPFG now desires to satisfy its obligation to assign such undivided interest in the Intercompany Claim to Leperq.;

     Now Therefore, in accordance therewith

----------------
     (1) Capitalized terms not otherwise defined in this Certificate shall have the meaning ascribed to them in the Modified Third Amended Plan of Reorganization of FirstPlus Financial, Inc.


CERTIFICATE - Page 1

          Effective as of May 5, 2000, FPFG, for good and valuable consideration paid by Leperq, has TRANSFERRED, ASSIGNED, SOLD, SET OVER, and DELIVERED and does hereby TRANSFER, ASSIGN, SELL, SET OVER AND DELIVER unto Leperq an undivided .076 interest in the Intercompany Claim (the "Undivided Interest"), inclusive of all interest earned and to be earned pursuant to the Plan on the Undivided Interest.

All without recourse or warranty, express or implied,

FPFG is the sole owner of and holder of the Intercompany Claim, however, FPFG has assigned other undivided interests or has contracted to assign other undivided interests in the Intercompany Claim and may, in the future, contract to assign or assign other undivided interests in the Intercompany Claim. Except with regard to undivided interests otherwise assigned or contracted to be assigned, FPFG has not heretofore waived or released in any agreement any right, title and/or interest under the Intercompany Claim. FPFG has not heretofore waived or released in any agreement its right, title and/or interest in and to the Undivided Interest.

Executed this the    day of       , 2000 but intended to be effective as of May
5, 2000.

                                     FirstPlus Financial Group, Inc.

                                     By: /s/ Daniel T. Phillips
                                          -------------------------------------

                                     Title:
                                           ------------------------------------

STATE OF TEXAS    ss.
                  ss.
COUNTY OF DALLAS  ss.

     BEFORE ME, the undersigned authority, on this day personally appeared Daniel T. Phillips, the CEO of FirstPlus Financial Group, Inc., the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed, in the capacity stated, and as the actual deed of FirstPlus Financial Group, Inc.

     Given under my hand and seal of office this 10th day of October, 2000.

                                     /s/ Lori V. Muncrief
                                     ------------------------------------------

                                     Notary Public, State of Texas


                                     Lori V. Muncrief
                                     ------------------------------------------

                                     Printed Name of Notary

                                     My Commission expires:11-16-01


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